Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-126980 and 333-116685) on Form S-8 of Trinity Capital Corporation & Subsidiaries of our report dated December 12, 2014 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Dallas, Texas
December 12, 2014